Agreement and Plan of Reorganization
THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made as of this 27th day of July, 2010, by and among Credit Suisse High Yield Fund, Inc., a Maryland corporation
(the "Acquired Fund"), Credit Suisse Opportunity Funds, a
Delaware statutory trust (the "Trust"), with respect to its series, Credit Suisse High Income Fund (the "Acquiring
Fund," and together with the Acquired Fund, the "Funds"), and, solely for purposes of Sections 4.3, 5.9 and 9.2 hereof, Credit Suisse Asset Management, LLC, a limited liability company organized under the laws of the State of Delaware ("Credit Suisse").

This Agreement is intended to be and is adopted as a plan of reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").
The reorganization of the Acquired Fund
(the "Reorganization") will consist of the transfer of all of the assets of the Acquired Fund in exchange solely for Common Class shares (collectively, the "Shares") of the Acquiring Fund and the assumption by the Acquiring Fund of all of the liabilities of the Acquired Fund, and the distribution, on or after the Closing Date hereinafter referred to, of Shares of the Acquiring Fund ("Acquiring
Fund Shares") to the shareholders of the Acquired Fund in liquidation of the Acquired Fund as provided herein, all upon the terms and conditions hereinafter set forth in this Agreement.

WHEREAS, the Board of Directors of the Acquired Fund has determined that the exchange of all of the assets of the Acquired Fund for Acquiring Fund Shares and the assumption of the liabilities of the Acquired Fund by the Acquiring
Fund is in the best interests of the Acquired Fund and that the interests of the existing shareholders of the Acquired Fund would not be diluted as a result of this transaction; and

WHEREAS, the Board of Trustees of the Trust, with respect to the Acquiring Fund, has determined that the exchange of all of the assets of the Acquired Fund for Acquiring Fund
Shares is in the best interests of the Acquiring Fund's shareholders and that the interests of the existing shareholders of the Acquiring Fund would not be diluted as a result of this transaction.

NOW, THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

1. 	Transfer of Assets of the Acquired Fund in Exchange
for Acquiring Fund Shares and Assumption of the Acquired
Fund's Liabilities and Liquidation of the Acquired Fund

1.1. 	Subject to the terms and conditions herein set
forth and on the basis of the representations and warranties contained herein, the Acquired Fund agrees to transfer its assets as set forth in paragraph 1.2 to the Acquiring Fund, and the Acquiring Fund agrees in exchange therefor: (i) to deliver to the Acquired Fund the number of full and fractional shares of each corresponding class of the Acquiring Fund, determined by dividing the value of the Acquired Fund's net assets attributable to each share class of the Acquired Fund, computed in the manner and as of the time and date set forth in paragraph 2.1, by the net asset value of one Acquiring Fund Share of the corresponding class (as set forth below); and (ii) to assume the liabilities of the Acquired Fund, as set forth in paragraph 1.3. Such transactions shall take place at the closing provided for in paragraph 3.1 (the "Closing ").

The class of shares of the Acquiring Fund correspond to the class of shares of the Acquired Fund as follows: Common
Class shares of the Acquiring Fund correspond to Institutional Class shares of the Acquired Fund.

1.2. 	(a) The assets of the Acquired Fund to be acquired
by the Acquiring Fund shall consist of all property including, without limitation, all cash, securities and dividend or interest receivables that are owned by or owed to the Acquired Fund and any deferred or prepaid expenses shown as an asset on the books of the Acquired
Fund on the Closing date provided in paragraph 3.1
(the "Closing Date").

	(b) The Acquired Fund has provided the Acquiring Fund with a list of all of the Acquired Fund's assets as of the date of execution of this Agreement. The Acquired Fund reserves the right to sell any of these securities but will not, without the prior approval of the Acquiring Fund, acquire any additional securities other than securities of the typein which the Acquiring Fund is permitted to invest. The Acquired Fund will, within a reasonable time prior to the Closing Date, furnish the Acquiring Fund with a list of the securities, if any, on the Acquired Fund's list referred to in the first sentence of this paragraph which do not conform to the Acquiring Fund's investment objective, policies and restrictions. In the event that the Acquired Fund holds any investments which the Acquiring Fund may not hold, the Acquired Fund will dispose of such securities prior to the Closing Date. In addition, if it is determined that the portfolios of the Acquired Fund and the Acquiring Fund, when aggregated, would contain investments exceeding certain percentage limitations imposed upon the Acquiring Fund with respect to such investments, the Acquired
Fund, if requested by the Acquiring Fund, will dispose of and/or reinvest a sufficient amount of such investments as may be necessary to avoid violating such limitations as of the Closing Date.

1.3. 	The Acquired Fund will endeavor to discharge all of
the known liabilities and obligations of the Acquired Fund prior to the Closing Date, other than those liabilities and obligations which would otherwise be discharged at a later date in the ordinary course of business. The Acquiring Fund shall assume all liabilities, expenses, costs, charges and reserves, including those liabilities reflected on an unaudited statement of assets and liabilities of the Acquired Fund prepared by State Street Bank and Trust
Company ("State Street"), the accounting agent of each Fund, as of the Valuation Date (as defined in paragraph 2.1), in accordance with generally accepted accounting principles consistently applied from the prior audited period. The Acquiring Fund shall also assume any liabilities, expenses, costs or charges incurred by or on behalf of the Acquired Fund specifically arising from or relating to the operations and/or transactions of the Acquired Fund prior to and including the Closing Date but which are not reflected on the above-mentioned statement of assets and liabilities, including any liabilities, expenses, costs or charges arising under paragraph 5.7 hereof.

1.4. 	As soon on or after the Closing Date as is
conveniently practicable (the "Liquidation Date"), the Acquired Fund will liquidate and distribute pro rata to the Acquired Fund's shareholders of record determined as of the close ofbusiness on the Closing Date (the "Acquired Fund Shareholders") the Acquiring Fund Shares it receives pursuantto paragraph 1.1. Such liquidation and distribution will beaccomplished by the transfer of the Acquiring Fund Shares then credited to the account of the Acquired Fund on the books of the Acquiring Fund to open accounts on the share records of the Acquiring
Fund in the name of the Acquired Fund's shareholders representing the respective pro rata number of each class of Acquiring Fund Shares due Acquired Fund Shareholders holding the corresponding class of the Acquired Fund's shares. All issued and outstanding shares of the Acquired Fund will simultaneously be redeemed and canceled on the books of the Acquired Fund, although any share certificates representing interests in the Acquired Fund will represent a number of Acquiring Fund Shares after the Closing Date as determined in accordance with Section 2.2. The Acquiring Fund shall not issue certificates representing the Acquiring Fund Shares in connection with such exchange.

1.5. 	Ownership of Acquiring Fund Shares will be shown on
the books of the Acquiring Fund's transfer agent. Shares of the Acquiring Fund will be issued in the manner described in the Acquiring Fund's current prospectuses and statement of additional information.

1.6. 	Any transfer taxes payable upon issuance of the
Acquiring Fund Shares in a name other than the registered holder of the Acquired Fund Shares on the books of the Acquired Fund as of that time shall, as a condition of such issuance and transfer, be paid by the person to whom such Acquiring Fund Shares are to be issued and transferred.

1.7. 	Any reporting responsibility of the Acquired Fund is
and shall remain the responsibility of the Acquired Fund up to and including the Closing Date and such later date on which the Acquired Fund is terminated.

2. 	Valuation

2.1. 	The value of the Acquired Fund's assets to be
acquired hereunder shall be the value of such assets computed as of the close of regular trading on The New York Stock Exchange LLC (the "NYSE") on the Closing Date (such time and date being hereinafter called the "Valuation Date"), using the valuation procedures set forth in the Acquiring Fund's then current prospectuses or statement of additional information.

2.2. 	The number of Shares of the Acquiring Fund to be
issued (including fractional shares, if any) in exchange for shares of common stock of the Acquired Fund shall be determined by dividing the value of the net assets of the Acquired Fund attributable to its shares of common stock determined usin the same valuation procedures referred to in paragraph 2.1 by the net asset value per Share of the Acquiring Fund computed as of the close of regular trading on the NYSE on the Closing Date, using the valuation procedures set forth in the Acquiring Fund's then current prospectuses or statement of additional information.

2.3. 	All computations of value with respect to the
Acquiring Fund and the Acquired Fund shall be made by State Street in accordance with its regular practice as pricing agent for the Acquiring Fund.

3. 	Closing and Closing Date

3.1. 	The Closing Date for the Reorganization shall be
August 27, 2010, or such other date as the parties to such Reorganization may agree to in writing. All acts taking place at the Closing shall be deemed to take place simultaneously as of the close of trading on the NYSE on the Closing Date unless otherwise provided. The Closing shall be held as of 9:00 a.m., at the offices of Credit
Suisse or at such other time and/or place as the parties may agree.

3.2. 	State Street Bank and Trust Company, the custodian
for the Acquiring Fund, shall deliver as soon as practicable after the Closing a certificate of an authorized officer statingthat: (a) the Acquired Fund's portfolio securities, cash and any other assets have been delivered in proper form to the Acquiring Fund on the Closing Date and (b) all necessarytaxes, including all applicable federal and state stock transfer stamps, if any, have been paid, or provision forpayment has been made, in conjunction with the delivery of portfolio securities.

3.3. 	In the event that on the Valuation Date (a) the NYSE
or another primary trading market for portfolio securities of the Acquiring Fund or the Acquired Fund shall be closed to trading or trading thereon shall be restricted or (b) trading or the reporting of trading on the NYSE or elsewhere shall be disrupted so that accurate appraisal of the value of the net assets of the Acquiring Fund or the Acquired Fund is impracticable, the Closing Date shall be postponed until the first business day after the day when trading shall have been fully resumed and reporting shall have been restored.

3.4. 	The Acquired Fund shall deliver at the Closing a list
of the names and addresses of the Acquired Fund's shareholders and the number and class of outstanding Shares owned by each such shareholder immediately prior to the Closing or provide such information to the Acquiring Fund's transfer agent. The Acquiring Fund shall issue and deliver a confirmation evidencing the Acquiring Fund Shares to be credited to the Acquired Fund's account on the Closing Date to the Secretary of the Acquired Fund or provide evidence satisfactory to the Acquired Fund that such Acquiring Fund Shares have been credited to the Acquired Fund's account on the books of the Acquiring Fund. At the Closing, the Acquired Fund and the Trust, on behalf of the Acquiring Fund, shall deliver to counsel any bills of sale,checks, assignments, share certificates, if any, receipts or other documents as counsel may request.

4. 	Representations and Warranties

4.1. 	The Acquired Fund represents and warrants that:

	(a) The Acquired Fund is a Maryland corporation duly organized, validly existing and in good standing under the laws of the State of Maryland;

	(b) The Acquired Fund is not, and the execution, delivery and performance of this Agreement by the Acquired
Fund will not result, in violation of the Acquired Fund's
Charter or By-Laws, each as amended, or any material agreement, indenture, instrument, contract, lease or other undertaking to which the Acquired Fund is a party or by which the Acquired Fund or its property are bound;

	(c) There are no contracts or other commitments
(other than this Agreement) of the Acquired Fund which will be terminated with liability to the Acquired Fund prior to the Closing Date;

	(d) The Acquired Fund is a registered investment company classified as a management company of the open-end type and its registration with the Securities and Exchange
Commission (the "Commission") as an investment company under the Investment Company Act of 1940, as amended (the
"1940 Act"), is in full force and effect;

	(e) No litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or to its knowledge threatened against the Acquired Fund or any of its properties or assets which, if adversely determined, would materially and adversely affect its financial condition or the conduct of its business. The Acquired Fund knows of no facts which might form the basis for the institution of such proceedings and is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects its business or its ability to consummate the transactions contemplated herein;

	(f) The Statements of Assets and Liabilities of the Acquired Fund as of December 31, 2009, the Schedule of
 Investments and the related Statement of Operations for the year then ended, the Statement of Changes in Net Assets for each of the two years in the period then ended and the Financial Highlights for each of the five years in the period then ended, have been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm, and are in accordance with generally accepted accounting principles consistently applied, and such statements (copies of which have been furnished to the Acquiring Fund) fairly reflect the financial condition of the Acquired Fund as of such dates. The unaudited financial statements of the Acquired Fund for the six months ended June 30, 2010 have been prepared in accordance with generally accepted accounting principles consistently applied, and such statements
(copies of which have been furnished to the Acquiring Fund) fairly reflect the financial condition of the Acquired Fund as of such date, and there are no known contingent liabilities of the Acquired Fund as of June 30, 2010 that are not disclosed therein.

	(g) Since December 31, 2009 and June 30, 2010, there
 has not been any material adverse change in the Acquired
Fund's financial condition, assets, liabilities or business
other than changes occurring in the ordinary course of
business, or any incurrence by the Acquired Fund of
indebtedness maturing more than one year from the date
such indebtedness was incurred. For purposes of this
subsection (g), a decline in net asset value per share of
the Acquired Fund due to declines in market values of
 securities in the Acquired Fund's portfolio, the
discharge
 of Acquired Fund liabilities, or the redemption of
Acquired Fund Shares by Acquired Fund shareholders shall not constitute a material adverse change;
	(h) At the date hereof and at the Closing Date,
 all federal and other tax returns and reports, including
extensions, of the Acquired Fund required by law to have
been filed by
 such dates shall have been filed and are or will be correct in all material respects, and all federal and other taxes
 shall
have been paid so far as due, or provision shall have been
 made for the payment thereof and, to the best of the
Acquired Fund's
 knowledge, no such return is currently under audit and no
assessment has been asserted with respect to such returns;
	(i) For each taxable year of its operation
(including the taxable year ending on the Closing Date),
the Acquired Fund has met the requirements of Subchapter M
of the Code for
qualification as a regulated investment company and has
elected to be treated as such and has been eligible to and
has computed
 its federal income tax under Section 852 of the Code and
(ii) the Acquired Fund will have distributed all of its
investment company taxable income and net capital gain
(as defined in the Code) that has accrued through the
Closing Date;
	(j) All of the issued and outstanding shares of
 common stock of each class of the Acquired Fund are, and
 at the Closing Date will be, duly and validly issued and
outstanding, fully paid and non-assessable by the
Acquired Fund. All of the issued and outstanding shares of
common stock of the
Acquired Fund will, at the time of Closing, be held by
the persons and in the amounts set forth in the records
of the transfer
 agent as provided in paragraph 3.4. The Acquired Fund
does not have outstanding any options, warrants or other
rights to
 subscribe for or purchase any of its shares, nor is there
outstanding any security convertible into any of its shares;
	(k) At the Closing Date, (i) the Acquired Fund will
 have good and marketable title to the Acquired Fund's
 assets to be transferred to the Acquiring Fund pursuant to
paragraph 1.2 and full right, power and authority to sell,
assign, transfer and deliver such assets hereunder. Upon
delivery and paymentfor such assets, the Acquiring Fund
will acquire good andmarketable title thereto, subject to
 no restrictions on the
full transfer thereof, except such restrictions as might
arise under the Securities Act of 1933, as amended (the
"1933
Act"), and the 1940 Act with respect to privately placed
or otherwise restricted securities that the Acquired Fund
 may have
acquired in the ordinary course of business and of which
 the Acquiring Fund has received notice and necessary
documentation at
 or prior to the Closing;
	(l) The execution, delivery and performance of
this Agreement has been duly authorized by all necessary
 actions on the part of the Acquired Fund's Board of Directors,
and
this Agreement will constitute a valid and binding
obligation of the Acquired Fund enforceable in accordance
with its terms,
 subject to the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws
relating to or affecting creditors' rights and to general
equity principles;
	(m) The information to be furnished by the Acquired
 Fund for use in applications for orders, registration
statements or proxy materials or for use in any other
 document filed
or to be filed with any federal, state or local regulatory
 authority (including the Financial Industry Regulatory
 Authority ("FINRA")), which may be necessary in connection
 with the transactions contemplated hereby, shall be accurate
and
 complete in all material respects and shall comply in all
 material respects with federal securities and other laws
 and
regulations applicable thereto;
	(n) The current prospectuses and statement of
additional information of the Acquired Fund on Form N-1A
 conform in all material respects to the applicable
requirements of the
1933 Act and the 1940 Act and the rules and regulations
of the Commission thereunder and do not include any untrue
statement of a material fact or omit to state any material
 fact required to be stated therein or necessary to make the statements
 therein, in light of the circumstances under which they
 were made, not materially misleading; and
	(o) Insofar as the following relate to the Acquired
 Fund, the registration statement filed by the Acquiring
Fund on Form N-14 relating to Acquiring Fund Shares that will be
 registered with the Commission pursuant to this Agreement,
 which, without limitation, shall include an information
 statement
 of the Acquired Fund (the "Information Statement") and the
 prospectus of the Acquiring Fund with respect to the
 transactions contemplated by this Agreement, and any
supplement or amendment thereto, and the documents contained
 or
incorporated therein by reference (the "N-14 Registration
 Statement"), on the effective date of the N-14 Registration
 Statement,
 on the Valuation Date and on the Closing Date: (i) shall
 comply in all material respects with the provisions of the
1933 Act, the
 Securities Exchange Act of 1934 (the "1934 Act") and the
1940 Act and the rules and regulations under those Acts,
 and (ii)
shall not contain any untrue statement of a material fact
 or omit to state a material fact required to be stated
therein or
 necessary to make the statements therein not misleading;
provided, however, that the representations and warranties
in this
section shall not apply to statements in or omissions from
the Information Statement and the N-14 Registration Statement
made in reliance upon and in conformity with information
that was furnished or should have been furnished by the
Acquiring
 Fund for use therein.
4.2. 	The Trust, with respect to the Acquiring Fund,
represents and warrants that:
	(a) The Trust is a Delaware statutory trust, duly
 organized, validly existing and in good standing under
 the laws of the State of Delaware;
	(b) The Acquiring Fund is not, and the execution,
delivery and performance of this Agreement by the Trust
 will not result, in violation of the Trust's Declaration
of Trust
 or By-Laws, each as amended, or any material agreement,
 indenture, instrument, contract, lease or other undertaking to which
 the Trust, with respect to the Acquiring Fund, is a
 party or by which the Acquiring Fund or its property are
 bound;
	(c) The Trust is a registered investment company
classified as a management company of the open-end type
 and its registration with the Commission as an investment
 company
under the 1940 Act is in full force and effect;
	(d) No litigation or administrative proceeding or
 investigation of or before any court or governmental body
 is presently pending or to its knowledge threatened against the Acquiring Fund or any of its properties or assets
 which, if adversely determined, would materially and
 adversely affect
its financial condition or the conduct of its business.
 The Trust knows of no facts which might form the basis
 for the
 institution of such proceedings and is not a party to
 or subject to the provisions of any order, decree or
judgment of any court
or governmental body which materially and adversely affects
 its business or the business of the Acquiring Fund or its
 ability to consummate the transactions contemplated herein;
	(e) Since October 31, 2009 and April 30, 2010,
there has not been any material adverse change in the
Acquiring Fund's financial condition, assets, liabilities
 or business
other than changes occurring in the ordinary course of
 business, or any incurrence by the Acquiring Fund of
indebtedness maturing
more than one year from the date such indebtedness was
incurred. For purposes of this subsection (e), a decline
 in net
 asset value per share of the Acquiring Fund due to
declines in market values of securities in the Acquiring
Fund's portfolio,
 the discharge of Acquiring Fund liabilities, or the
 redemption of Acquiring Fund shares by Acquiring Fund
shareholders
shall not constitute a material adverse change;
	(f) At the date hereof and at the Closing Date,
all federal and other tax returns and reports, including
 extensions, of the Acquiring Fund required by law to have
been filed
by such dates shall have been filed and are or will be
correct in all material respects, and all federal and other
 taxes
shall have been paid so far as due, or provision shall
have been made for the payment thereof and, to the best of
 the Acquiring
 Fund's knowledge, no such return is currently under audit
 and no assessment has been asserted with respect to such
returns;
	(g) For each taxable year of its operation
 (including the taxable year ending on the Closing Date),
 the Acquiring Fund has met the requirements of Subchapter
 M of the Code for qualification as a regulated investment
 company and has elected to be treated as such and has been
eligible
 to and has computed its federal income tax under Section
 852 of the Code and (ii) the Acquiring Fund will have
distributed
 all of its investment company taxable income and net
capital gain (as defined in the Code) that has accrued for
 the taxable
year including the Closing Date;
	(h) At the date hereof, all issued and outstanding
 Acquiring Fund Shares are, and at the Closing Date will be, duly and validly issued and outstanding, fully paid and,
subject
 to Section 3.8 of the Declaration of Trust, non-assessable, with no personal liability attaching to the ownership thereof.
The Acquiring Fund does not have outstanding any options,
 warrants or other rights to subscribe for or purchase any
of its
 shares, nor is there outstanding any security convertible
into any of its shares;
	(i) The execution, delivery and performance of
 this Agreement has been duly authorized by all necessary
actions on the part of the Trust's Board of Trustees, and
this
 Agreement will constitute a valid and binding obligation
 of the Trust, with respect to the Acquiring Fund,
enforceable in
accordance with its terms, subject to the effect of
 bankruptcy, insolvency, fraudulent conveyance,
reorganization,
 moratorium and other laws relating to or affecting
creditors' rights and to general equity principles;
	(j) The Acquiring Fund Shares to be issued and
delivered to the Acquired Fund, for the account of the
Acquired Fund's shareholders, pursuant to the terms of
this Agreement,
will at the Closing date have been duly authorized and
 when so issued and delivered, will be duly and validly
issued Acquiring
Fund Shares, and will be fully paid and, subject to
 Section 3.8 of the Declaration of Trust, non-assessable.
 The shareholders
 of the Acquiring Fund shall be entitled to the same
limitation of personal liability extended to stockholders
of private
corporations for profit organized under the general
corporation law of the State of Delaware;
	(k) At the Closing Date, the Acquiring Fund
will have good and marketable title to its assets;
	(l) The information to be furnished by the
Acquiring Fund for use in applications for orders,
registration statements or proxy materials or for use in any other document
 filed or to be filed with any federal, state or local
 regulatory authority (including FINRA), which may be
 necessary in
connection with the transactions contemplated hereby,
shall be accurate and complete in all material respects and
 shall
 comply in all material respects with federal securities
 and other laws and regulations applicable thereto;
	(m) The current prospectus and statement of
additional information of the Acquiring Fund on Form N-1A
conform in all material respects to the applicable
requirements of the
 1933 Act and the 1940 Act and the rules and regulations
of the Commission thereunder and do not include any untrue
statement of a material fact or omit to state any material
 fact required to be stated therein or necessary to make the statements
 therein, in light of the circumstances under which they
 were made, not materially misleading;
	(n) Insofar as the following relate to the Acquiring
 Fund, the N-14 Registration Statement, on the effective
 date of the N-14 Registration Statement, on the Valuation
Date and
on the Closing Date: (i) shall comply in all material
 respects with the provisions of the 1933 Act, the 1934 Act
 and the
1940 Act and the rules and regulations under those Acts,
 and (ii) shall not contain any untrue statement of a
 material fact
or omit to state a material fact required to be stated
therein or necessary to make the statements therein not
misleading;
provided, however, that the representations and warranties
in this section shall not apply to statements in or omissions from the Information Statement and the N-14 Registration
 Statement made in reliance upon and in conformity with
information that
 was furnished or should have been furnished by the Acquired
 Fund for use therein; and
	(o) The Acquiring Fund agrees to use all reasonable
 efforts to obtain the approvals and authorizations required by the 1933 Act, the 1940 Act and such of the state Blue Sky or securities laws as it may deem appropriate in order to
 continue its operations after the Closing Date.
4.3. 	Credit Suisse represents and warrants to the
 Acquiring Fund as follows: To the knowledge of Credit
Suisse (i) there are no claims, actions, suits or proceedings pending
against the Acquired Fund, and (ii) there are no claims,
actions, suits or proceedings threatened, or circumstances
that have been
identified by the Management Committee of Credit Suisse and
the Secretary thereof as reasonably likely to give rise to
 any
 claims, actions, suits or proceedings against the Acquired
Fund that would materially adversely affect the Acquired
 Fund or
 its assets or business, other than those disclosed in
writing to and accepted by the Acquiring Fund.
5. 	Covenants of the Acquired Fund and the Acquiring Fund
5.1. 	The Acquiring Fund and the Acquired Fund will
operate their respective businesses in the ordinary course
 between the date hereof and the Closing Date. It is
understood that
such ordinary course of business will include the declaration and payment of customary dividends and distributions.
5.2. 	Reserved.
5.3. 	The Acquired Fund covenants that (i) the Acquiring
 Fund Shares to be issued hereunder are not being acquired
 for the purpose of making any distribution thereof other
 than in
accordance with the terms of this Agreement; (ii) to the
best of the knowledge of the Acquired Fund, there is no
plan or
intention by Acquired Fund's Shareholders to sell, exchange
or otherwise dispose of a number of Acquired Fund Shares
(or Acquiring
Fund Shares received in the Reorganization), in connection
with the Reorganization, that would reduce the Acquired Fund
 Shareholders' ownership of Acquired Fund Shares (or
 equivalent Acquiring Fund Shares) to a number of shares
that is less than 50
 percent of the number of Acquired Fund Shares as of the
 record date of the Reorganization; and (iii) the Acquired
 Fund will
 not take any position on any federal, state or local
income or franchise tax return, or take any other tax
reporting
 position, that is inconsistent with the treatment of
 the Reorganization as a "reorganization" within the meaning of Section 368(a)
of the Code.
5.4. 	The Acquired Fund will assist the Acquiring Fund in
 obtaining such information as the Acquiring Fund reasonably requests concerning the beneficial ownership of the Acquired
Fund Shares.
5.5. 	Subject to the provisions of this Agreement, the
 Trust, on behalf of the Acquiring Fund, and the Acquired
 Fund will each take, or cause to be taken, all action, and
 do or
cause to be done, all things reasonably necessary, proper
 or advisable to consummate and make effective the
 transactions
 contemplated by this Agreement.
5.6. 	The Acquired Fund will provide the Acquiring Fund
 with information reasonably necessary for the preparation
of a prospectus which will include the Information Statement referred to in paragraph 4.1(o), all to be included in the
Registration Statement, in compliance with the 1933 Act,
 the 1934 Act and the 1940 Act.
5.7. 	The Trust, on behalf of the Acquiring Fund, agrees
 to indemnify and advance expenses to each person who at
the time of the execution of this Agreement serves as a
Director
or officer ("Indemnified Person") of the Acquired Fund,
against money damages actually and reasonably incurred by
such
 Indemnified Person in connection with any claim that is
 asserted against such Indemnified Person arising out of
 such person's
 service as a Director or officer of the Acquired Fund,
 as such service involves the Acquired Fund, with respect
 to matters
specifically relating to the Reorganization, provided
 that such indemnification and advancement of expenses
 shall be
permitted to the fullest extent that is available under
 applicable law. This paragraph 5.7 shall not protect any
 such Indemnified
 Person against any liability to the Acquired Fund, the
Acquiring Fund or their shareholders to which he or she
 would
 otherwise be subject by reason of willful misfeasance,
 bad faith, gross negligence or from reckless disregard of
 the duties
involved in the conduct of his or her office. An Indemnified
 Person seeking indemnification shall be entitled to advances from
the Acquiring Fund for payment of the reasonable expenses
incurred by him or her in connection with the matter as to
 which he
 or she is seeking indemnification in the manner and to
the fullest extent permissible under applicable law. Such
 Indemnified
 Person shall provide to the Acquiring Fund a written
 affirmation of his or her good faith belief that the
standard of conduct
necessary for indemnification by the Acquiring Fund under this paragraph has been met and a written undertaking to repay
 any advance if it should ultimately be determined that the
 standard of conduct has not been met. In addition, at leas
t one of
 the following additional conditions shall be met: (a) the
 Indemnified Person shall provide security in form and amount acceptable to the Acquiring Fund for its undertaking; (b)
the Acquiring Fund is insured against losses arising by reason of the advance; or (c) either a majority of a quorum of
disinterested non-party trustees of the Trust, or
independent legal counsel experienced in mutual fund matters, selected by the Indemnified Person, in a written opinion,
 shall
have determined, based on a review of facts readily available to the Trust at the time the advance is proposed to be made, that
there is reason to believe that the Indemnified Person will
 ultimately be found to be entitled to indemnification.
5.8. 	The intention of the parties is that the transaction
 will qualify as a reorganization within the meaning of
 Section 368(a) of the Code. Neither the Acquiring Fund, the Trust,
nor the Acquired Fund shall take any action, or cause any
action to be taken (including, without limitation, the
filing of
any tax return) that is inconsistent with such treatment or
 results in the failure of the transaction to qualify as a
reorganization within the meaning of Section 368(a) of the
Code. At or prior to the Closing Date, the Acquiring Fund,
the Trust and
the Acquired Fund will take such action, or cause such action to be taken, as is reasonably necessary to enable Willkie Farr
 & Gallagher LLP to render the tax opinion contemplated here in Section 8.7.
5.9. 	Credit Suisse agrees that the Acquiring Fund will
 succeed to all rights that the Acquired Fund has, or
 would have but for the Reorganization, against Credit
Suisse or its
affiliates by reason of any act or failure to act by Credit
 Suisse or any of its affiliates prior to the Closing Date.
6. 	Conditions Precedent to Obligations of the Acquired
 Fund
The obligations of the Acquired Fund to consummate the
transactions provided for herein shall be subject, at its
election, to the performance by the Trust, on behalf of the
 Acquiring Fund, of all of the obligations to be performed
by it hereunder on or before the Closing Date and, in addition thereto, the following further conditions:
6.1. 	All representations and warranties of the Trust or
the Acquiring Fund contained in this Agreement shall be true and correct in all material respects as of the date hereof
and,
 except as they may be affected by the actions contemplated
by this Agreement, as of the Closing Date with the same force and effect as if made on and as of the Closing Date;
6.2. 	The Trust, on behalf of the Acquiring Fund, has
delivered to the Acquired Fund a certificate executed in
 its name by its President, Vice President, Secretary or
Treasurer and
dated as of the Closing Date, to the effect that the
 representations and warranties of the Trust made in this
 Agreement are true and correct at and as of the Closing
Date, except as they may be affected by the transactions
contemplated
by this Agreement; and
6.3. 	The Acquired Fund shall have received on the Closing
 Date a favorable opinion from Willkie Farr & Gallagher,
counsel to the Trust, dated as of the Closing Date, in a form reasonably satisfactory to the Acquired Fund, covering the
following points:
That (a) the Trust is a validly existing statutory trust
 under the laws of the State of Delaware, and has the trust
 power to own all of the properties and assets of the
Acquiring
 Fund and to carry on its business as a registered investment company; (b) the Agreement has been duly authorized, executed
 and
 delivered by the Trust and the Acquiring Fund is a duly
 established series of the Trust and, assuming due
authorization,
 execution and delivery of the Agreement by the other
 parties hereto, is a valid and binding obligation of the
 Trust in accordance
with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws
 of general applicability relating to or affecting
creditors' rights and to general equity principles; (c) the
 execution and
delivery of the Agreement did not, and the consummation of
the transactions contemplated hereby will not, conflict
 with the Trust's Declaration of Trust or By-Laws, each, as
 amended, or result in a material violation of any provision of any
 material agreement (known to such counsel) to which the
Trust, on behalf of the Acquiring Fund, is a party or by
 which it or
 its property is bound or, to the knowledge of such counsel, result in the acceleration of any obligation or the
imposition of
 any penalty, under any material agreement, judgment, or
decree to which the Acquiring Fund is a party or by which it or its
 property is bound; (d) to the knowledge of such counsel,
no consent, approval, authorization or order of any court or governmental authority of the United States or the State of
 Delaware is required for the consummation by the Acquiring
Fund of the transactions contemplated herein, except such as have been obtained under the 1933 Act, the 1934 Act and the 1940
 Act, and such as may be required under state securities laws; (e)
 the Information Statement (except as to financial and statistical data contained therein, as to which no opinion
 need be given), as of its date, appeared on its face to be appropriately responsive in all material respects to the 1934
Act and the 1940 Act and the rules and regulations thereunder; provided, however,
that such counsel shall be entitled to
state that it does not assume any responsibility for the
 accuracy, completeness or fairness of the Information Statement; (f)
 to the knowledge of such counsel, there is no legal, administrative or governmental proceeding, investigation,
order, decree or judgment of any court or governmental body, only insofar as they relate to the Trust, on behalf of the
Acquiring Fund, or its assets or properties, pending,
threatened or otherwise existing on or before the effective date of the N-14 Registration Statement or the Closing Date, which is required to be described in the N-14 Registration Statement or to be filed as an exhibit to the N-14 Registration Statement
 which is not described or filed as required or which materially and adversely affects the Acquiring Fund's business; (g) the descriptions in the Information
 Statement of statutes,
legal and governmental proceedings, investigations, orders,
 decrees or judgments of any court or governmental body in the United States and contracts and other documents, if any, are accurate and fairly present the information required to be shown; (h)
 the Trust is registered as an investment company under
the 1940 Act, and, to the knowledge of such counsel, its registration with the Commission as an investment company under the 1940
Act is in full force and effect; and (i) the Acquiring Fund Shares to be issued to the Acquired Fund's shareholders as provided
 by this Agreement are duly authorized and upon such delivery will be validly issued and outstanding and are fully paid and,
subject to Section 3.8 of the Declaration of Trust, non-assessable and no shareholder of the Acquiring Fund has any preemptive rights to subscription or purchase in respect thereof.
With respect to all matters of Delaware law, such counsel
 shall be entitled to state that they have relied upon the
 opinion of Richards, Layton & Finger P.A. and that their opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in the opinion of Richards, Layton & Finger P.A.
In this paragraph 6.3, references to the Information
Statement include and relate only to the text of such
Information Statement and not, except as specifically stated above, to any exhibits or attachments thereto or to any documents incorporated by reference
 therein.
7. 	Conditions Precedent to Obligations of the Trust
The obligations of the Trust, on behalf of the Acquiring
Fund, to consummate the transactions provided for herein
shall be subject, at its election, to the performance by the
Acquired Fund of all the obligations to be performed by
it hereunder on or before the Closing Date and, in addition thereto, the following conditions:
7.1. 	All representations and warranties of the Acquired
 Fund contained in this Agreement shall be true and correct
 in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the
Closing Date with the same force and
effect as if made on and as of the Closing Date;
7.2. 	The Acquired Fund has delivered to the Trust a
statement of the Acquired Fund's assets and liabilities as
 of the Closing Date, certified by the Treasurer or Assistant
Treasurer of the Acquired Fund;
7.3. 	The Acquired Fund, has delivered to the Trust on the

Closing Date a certificate executed in its name by its President, Vice
 President,
Secretary or Treasurer and dated
 as of the Closing Date, to the effect that the
representations and warranties of the Acquired Fund made in this Agreement are true and correct at and as of the Closing Date, except as they may be affected by the transactions contemplated by this
Agreement; and
7.4. 	The Trust, on behalf of the Acquiring Fund, shall
have received on the Closing Date a favorable opinion of
Willkie Farr & Gallagher LLP, counsel to the Acquired Fund, in a form satisfactory to the Acquiring Fund, covering the
following points:
That (a) the Acquired Fund is a validly existing corporation under the laws of the State of Maryland, and has the
corporate power to own all of its properties and assets and to carry on its business as a registered investment company; (b) the Agreement has been duly authorized, executed and delivered
by the Acquired Fund and, assuming due authorization,
 execution and delivery of the Agreement by the other parties hereto, is a valid and binding obligation of the Acquired Fund in accordance with its terms, subject to bankruptcy, insolvency,
 fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; (c) the
execution and delivery of the Agreement did not, and the consummation of the transactions contemplated hereby will not, conflict
with the Acquired Fund's Charter or By-Laws, each, as amended, or result in a material violation of any provision of any
material agreement (known to such counsel) to which the Acquired Fund is a party or by which it or its property is bound or, to the knowledge of such counsel, result in the acceleration of any
obligation or the imposition of any penalty, under any
material agreement, judgment, or decree to which the Acquired Fund is a party or by which it or its property is bound; (d)
to the knowledge of such counsel, no consent, approval,
authorization or order of any court or governmental
 authority of the United States or the State of Maryland is required for the consummation by the Acquired Fund of the transactions contemplated herein, except such as have been obtained under the 1933
 Act, the 1934 Act and the 1940 Act, and such as may be
required under state securities laws; (e) the Information Statement
 (except as to financial and statistical data contained
therein, as to which no opinion need be given), as of its date, appeared on its face to be appropriately responsive in all material respects to the 1934 Act and the 1940 Act and the rules and
regulations thereunder; provided, however, that such counsel shall be entitled to state that it does not assume any
responsibility for the accuracy, completeness or fairness of the Information Statement; (f) to the knowledge of such
 counsel,
 there is no legal, administrative or governmental
proceeding, investigation, order, decree or judgment of any
court or governmental body, only insofar as they relate to the
Acquired Fund or its assets or properties, pending,
threatened or otherwise existing on or before the effective date of the N-14 Registration Statement or the Closing Date,
which is required to be described in the N-14 Registration Statement or to be
 filed as an exhibit to the N-14 Registration Statement
which is not described or filed as required or which materially and adversely affects the Acquired Fund's business; and (g) the Acquired
Fund is registered as an investment company under
 the 1940 Act, and, to the knowledge of such counsel, its registration with the Commission as an investment company
under the 1940 Act is in full force and effect.
With respect to all matters of Maryland law, such counsel
shall be entitled to state that they have relied upon the
 opinion of Venable LLP and that their opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in the opinion of Venable LLP.
In this paragraph 7.4, references to the Information
Statement include and relate only to the text of such
Information Statement and not, except as specifically stated above, to any exhibits or attachments thereto or to any documents incorporated by reference therein.
7.5. 	The Trust, on behalf of the Acquiring Fund, shall
 have received from PricewaterhouseCoopers LLP a letter
 addressed to the Trust, on behalf of the Acquiring Fund, dated as of the
effective date of the N-14 Registration Statement in form and substance satisfactory to the Trust, to the effect that:
	(a) they are independent public accountants with
respect to the Acquired Fund within the meaning of the 1933
 Act and the applicable regulations thereunder;
	(b) in their opinion, the financial statements and
 financial highlights of the Acquired Fund included or
incorporated by reference in the N-14 Registration Statement and reported
on by them comply as to form in all material aspects with the applicable accounting requirements of the 1933 Act and the
rules and regulations thereunder; and
	(c) on the basis of limited procedures agreed upon
 by the Acquiring Fund and the Acquired Fund and described
in such letter (but not an examination in accordance with generally accepted auditing standards), specified information relating to the Acquired Fund appearing in the N-14 Registration
 Statement and the Information Statement has been obtained
from the accounting records of the Acquired Fund or from schedules prepared by officers of the Acquired Fund having
responsibility for financial and reporting matters and such information is in
agreement with such records, schedules or computations made therefrom.
7.6. 	The Acquired Fund shall have delivered to the
Acquiring Fund, pursuant to paragraph 4.1(f), copies of
 financial statements of the Acquired Fund as of and for the fiscal year ended December 31, 2009.
7.7. 	The Trust, on behalf of the Acquiring Fund, shall
 have received from PricewaterhouseCoopers LLP a letter
 addressed to the Trust, on behalf of the Acquiring Fund, and dated as of the Closing Date stating that, as of a date no more than
 three (3) business days prior to the Closing Date,
PricewaterhouseCoopers LLP performed limited procedures and
 that on the basis of those procedures it confirmed the matters set forth in
paragraph 7.5.
8. 	Further Conditions Precedent to Obligations of
the Acquiring Fund and the Acquired Fund
If any of the conditions set forth below do not exist on
or before the Closing Date with respect to the Trust or
the Acquiring Fund, the Acquired Fund shall, and if any of
 such conditions do not exist on or before the Closing Date
with respect to the Acquired Fund, the Trust, on behalf of the
Acquiring Fund, shall, at their respective option, not be
required to consummate the transactions contemplated by this Agreement.
8.1. 	Reserved.
8.2. 	The Board of Directors of the Acquired Fund,
 including a majority of the directors who are not
"interested persons" of the Acquired Fund (as defined by the 1940 Act), shall
 have determined that this Agreement and the transactions contemplated hereby are in the best interests of the
 Acquired Fund and that the interests of the shareholders
in the Acquired Fund would not be diluted as a result of such transactions.
8.3. 	The Board of Trustees of the Trust, including a
 majority of the trustees who are not "interested persons"
of the Trust (as defined by the 1940 Act), shall have determined that this Agreement and the transactions contemplated hereby are in the best interests of the Acquiring Fund and that the interests of the shareholders in the Acquiring Fund would
not be diluted as a result of such transactions.
8.4. 	On the Closing Date no action, suit or other
proceeding shall be pending before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, this Agreement or the transactions contemplated herein.
8.5. 	All consents of other parties and all other consents,
 orders and permits of federal, state and local regulatory authorities (including those of the Commission and of state blue sky and securities authorities, including "no-action" positions of and exemptive orders from such federal and state
 authorities) deemed necessary by the Acquired Fund or the
 Trust to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained,
except where failure to obtain any such consent, order or permit would not involve a risk of a material adverse effect on
 the assets or properties of the Acquired Fund or the Acquiring Fund, provided that either party hereto may for itself waive any of such conditions.
8.6. 	The N-14 Registration Statement and the prospectuses
 and statement of additional information filed as part of
the Acquiring Fund's registration statement on Form N-1A shall each have become or be effective under the 1933 Act and no
 stop orders suspending the effectiveness thereof shall have been issued and, to the best knowledge of the parties hereto, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under
 the 1933 Act.
8.7. 	The Acquired Fund and the Trust shall have received
 on the Closing Date an opinion of Willkie Farr & Gallagher
LLP, addressed to, and in form and substance reasonably
satisfactory to, the Acquired Fund and the Trust and dated
as of the Closing Date, substantially to the effect that for U.S.
 federal income tax purposes:
	(a) The acquisition by the Acquiring Fund of all
of the assets of the Acquired Fund solely in exchange for
 the Acquiring Fund Shares and the assumption by the Acquiring
Fund of the liabilities of the Acquired Fund, followed by
the distribution by the Acquired Fund of such Acquiring Fund
Shares to shareholders of the Acquired Fund in complete
liquidation of the Acquired Fund, all pursuant to the Agreement, will constitute a "reorganization" within the meaning of Section
 368(a) of the Code, and the Acquiring Fund and the Acquired Fund
 will each be a "party to a reorganization" within the
 meaning of Section 368(b) of the Code;
	(b) Under Sections 361 and 357(a) of the Code,
the
Acquired Fund will not recognize gain or loss upon the
 transfer of its assets to Acquiring Fund in exchange for Acquiring
 Fund Shares and the assumption of all of Acquired Fund's
 liabilities, and the Acquired Fund will not recognize gain or loss upon
the distribution of the Acquiring Fund Shares to the Acquired Fund's
 shareholders in liquidation of the Acquired Fund,
except for (A) any gain or loss that may be recognized on
"section 1256 contracts" as defined in Section 1256(b) of the Code as a result of the closing of the tax year of the Acquired Fund, (B) any gain that may be recognized on the transfer of
stock in a "passive foreign investment company" as defined
 in Section 1297(a) of the Code, and (C) any other gain or loss that may be required to be recognized as a result of the closing
of the tax year of the Acquired Fund;
	(c) Under Section 354 of the Code, shareholders of
 the Acquired Fund will not recognize gain or loss on the
receipt of Acquiring Fund Shares solely in exchange for their
 Acquired Fund shares;
	(d) Under Section 358 of the Code, the aggregate
tax basis of the Acquiring Fund Shares received by each of
the Acquired Fund's shareholders pursuant to the Reorganization will be the same as the aggregate tax basis of the Acquired
 Fund Shares exchanged therefor,
	(e) Under Section 1223(1) of the Code, the holding
period of the Acquiring Fund Shares to be received by each Acquired Fund shareholder will include the period during which the Acquired Fund Shares exchanged therefor were
 held by such shareholder, provided that the shareholder held the
Acquired Fund Shares at the time of the Reorganization
 as capital assets;
	(f) Under Section 1032 of the Code, Acquiring
Fund will not recognize gain or loss upon the receipt
of the assets of the Acquired Fund in exchange for the Acquiring Fund
Shares and the assumption by the Acquiring Fund of all of the liabilities of the Acquired Fund;
	(g) Under Section 362(b) of the Code, the basis
 of the assets of the Acquired Fund transferred to the
Acquiring Fund in the Reorganization will be the same in the hands of Acquiring Fund as the basis of such assets in the hands of Acquired Fund immediately prior to the transfer, increased by the amount of gain (or decreased by the amount of loss), if any, recognized by the Acquired Fund upon the transfer; and
	(h) Under Section 1223(2) of the Code, the holding
 period of the assets of the Acquired Fund in the hands of the Acquiring Fund will include the period during which those assets were held by the Acquired Fund, except for any assets which may be marked to market for federal income taxes on the termination of the Acquired Fund's taxable year or on which
gain was recognized upon the transfer to the Acquiring Fund.
The delivery of such opinion is conditioned upon the receipt by Willkie Farr & Gallagher LLP of representations it shall request of the Acquired Fund and the Trust.
Notwithstanding anything herein to the contrary, neither the
 Acquiring Fund nor the Acquired Fund may waive the conditions set forth in this paragraph 8.7.
9. 	Brokerage Fees and Expenses; Other Agreements
9.1. 	Each Fund represents and warrants that there are no
 brokers or finders or other entities to receive any payments in connection with the transactions provided for herein.
9.2. 	Credit Suisse or its affiliates agrees to bear the
 reasonable expenses that are solely and directly related
to the transactions contemplated by this Agreement (determined in accordance with the guidelines set forth in Rev. Rul. 73-54, 1973-1
 C.B. 187), whether or not consummated (excluding
extraordinary expenses such as litigation expenses, damages
 and other expenses not normally associated with transactions of the type contemplated by this Agreement). These expenses consist of: (i) expenses associated with preparing this Agreement, and the N-14 Registration Statement and the transactions
contemplated thereby; (ii) expenses associated with preparing and filing the N-14 Registration Statement covering the
Acquiring Fund Shares to be issued in the Reorganization insofar as they relate to approval of this Agreement and the transactions contemplated thereby; (iii) registration or qualification fees and expenses of preparing and filing such forms, if any, necessary under applicable state securities laws to qualify the Acquiring Fund Shares to be issued in connection with
 the Reorganization; (iv) postage, printing, accounting fees and legal fees incurred by the Acquiring Fund and by the Acquired Fund in connection with the transactions contemplated by
this Agreement; and (v) any other reasonable Reorganization expenses.
 Notwithstanding any of the foregoing, expenses
 will in any event be paid by the party directly incurring
such expenses if and to the extent that the payment by another person of such expenses would result in the disqualification of such party as a "regulated investment company" within the
 meaning of Section 851 of the Code or would prevent the Reorganization from qualifying as a tax-free reorganization.
9.3. 	Any other provision of this Agreement to the
 contrary notwithstanding, any liability of either Fund
under this Agreement, or in connection with the transactions contemplated herein with respect to such Fund, shall be discharged only out of the assets of such Fund.
10. 	Entire Agreement; Survival of Warranties
10.1. 	The Acquired Fund and the Trust, on behalf of the
 Acquiring Fund, agree that neither party has not made any representation, warranty or covenant not set forth herein and that this Agreement constitutes the entire agreement.
10.2. 	The representations, warranties and covenants
contained in this Agreement or in any document delivered
 pursuant hereto or in connection herewith shall survive the consummation of the transactions contemplated hereunder.
11. 	Termination
11.1. 	This Agreement may be terminated at any time at or
prior to the Closing Date by: (1) mutual agreement of the
Acquired Fund and the Trust; (2) the Acquired Fund in the event the
 Trust, on behalf of the Acquiring Fund, shall, or the Trust, in the event the Acquired Fund shall materially breach any
representation, warranty or agreement contained herein to be performed at or prior to the Closing Date; or (3) the
Acquired Fund or the Trust in the event a condition herein
expressed to be precedent to the obligations of the terminating party
or
 parties has not been met and it reasonably appears that it
 will not or cannot be met within a reasonable time.
11.2. 	In the event of any such termination, there shall
 be no liability for damages on the part of either the Trust or the Acquired Fund, or their respective Trustees, Directors or officers, to the other party or parties.
12. 	Amendments
12.1. 	This Agreement may be amended, modified or
supplemented in writing in such manner as may be mutually
agreed upon by the authorized officers of the Acquired Fund and the
 Trust.
13. 	Notices
13.1. 	Any notice, report, statement or demand required
or permitted by any provisions of this Agreement shall be
 in writing and shall be given by prepaid telegraph, telecopy or certified mail addressed to the Acquiring Fund at:
Eleven Madison Avenue
New York, NY 10010
Attention: John G. Popp
or to the Acquired Fund at:
Eleven Madison Avenue
New York, NY 10010
Attention: John G. Popp
14. 	Headings; Counterparts; Governing Law; Assignment;
Limitation of Liability
14.1. 	The article and paragraph headings contained in this
 Agreement are for reference purposes only and shall not
 affect in any way the meaning or interpretation of this Agreement.
14.2. 	This Agreement may be executed in any number of
 counterparts, each of which shall be deemed an original.
14.3. 	This Agreement shall be governed by and construed
in accordance with the laws of the State of New York.
14.4. 	This Agreement shall bind and inure to the benefit
 of the parties hereto and their respective successors and
assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without
the written consent of the other party. Except as provided in Section
5.7, nothing herein expressed or implied is intended or
shall be construed to confer upon or give any person, firm or corporation, other than the parties hereto and their
respective successors and assigns, any rights or remedies under or by reason of this Agreement.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its Chairman, President or Vice President and attested to by its Secretary or Assistant
Secretary.
CREDIT SUISSE HIGH YIELD FUND, INC.

By:  /s/John G. Popp
Name: John G. Popp
Title:  President

Attestation By:  /s/Karen Regan
Name:  Karen Regan
Title:    Assistant Secretary

CREDIT SUISSE OPPORTUNITY FUNDS
for and with respect to
CREDIT SUISSE HIGH INCOME FUND

By:  /s/John G. Popp
Name: John G. Popp
Title:   President

Attestation By:  /s/Karen Regan
Name:  Karen Regan
Title:    Assistant Secretary

Solely with respect to paragraphs 4.3, 5.9 and 9.2 hereof:
CREDIT SUISSE ASSET MANAGEMENT, LLC

By:  /s/John G. Popp
Name:	John G. Popp
Title:	Managing Director

Attestation By:  /s/Karen Regan
Name:	Karen Regan
Title:	Secretary